Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-00182, 33-8993, 33-8973, 33-16460, 33-16466, 33-25052,
33-37865, 33-37867, 33-36223, 33-52826, 33-52804, 33-52806, 33-52800, 33-37868,
33-51187, 33-51189, 33-54347, 33-54453, 33-65237, 33-61561, 33-58487, 333-19535,
333-14265, 333-90761, 333-90823, 333-94627, 333-48432, 333-46408, 333-43702,
333-43698, 333-40578, 333-40576, 333-33070, 333-33062, 333-33068, 333-33064,
333-33058, 333-33066, 333-33060, 333-33074, 333-33072, 333-62004, 333-76670, and
333-83470) of Thermo Electron Corporation of our report dated July 22, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the preparation of the Kendro Laboratory Products combined financial statements covered by our report as described in Note 1, and disclaiming an opinion on the combined balance sheet as of March 31, 2005 and the combined statements of income, comprehensive income and parent's investment, and cash flows for the three months ended March 31, 2004 and 2005 of Kendro Laboratory Products) relating to the combined financial statements of Kendro Laboratory Products which appear in this Form 8-K/A.


Deloitte & Touche LLP


Charlotte, North Carolina
July 22, 2005